CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 21, 2016, relating to the financial statements and financial highlights which appear in the October 31, 2016 Annual Reports to Shareholders of JPMorgan China Region Fund, JPMorgan Commodities Strategy Fund, JPMorgan Emerging Economies Fund, JPMorgan Emerging Markets Equity Fund, JPMorgan Emerging Markets Equity Income Fund, JPMorgan Emerging Markets Strategic Debt Fund (formerly JPMorgan Emerging Markets Local Currency Debt Fund), JPMorgan Global Allocation Fund, JPMorgan Global Research Enhanced Index Fund, JPMorgan Global Unconstrained Equity Fund, JPMorgan Income Builder Fund, JPMorgan International Discovery Fund, JPMorgan International Equity Fund, JPMorgan International Equity Income Fund, JPMorgan International Opportunities Fund, JPMorgan International Unconstrained Equity Fund, JPMorgan International Value Fund, JPMorgan International Value SMA Fund, JPMorgan Intrepid European Fund, JPMorgan Intrepid International Fund, JPMorgan Latin America Fund, JPMorgan Opportunistic Equity Long/Short Fund, JPMorgan Research Market Neutral Fund, JPMorgan Systematic Alpha Fund, JPMorgan Tax Aware Equity Fund, JPMorgan Tax Aware Real Return Fund, and JPMorgan Tax Aware Real Return SMA Fund (each a separate fund of JPMorgan Trust I), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 24, 2017